 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997

                                                     REGISTRATION NO. 333-16265
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                               UNITED USN, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    4813                    36-3947804
     (STATE OR OTHER
     JURISDICTION OF
     INCORPORATION OR
      ORGANIZATION)
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                          (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

                                ---------------

                           10 SOUTH RIVERSIDE PLAZA,
                                   SUITE 401
                            CHICAGO, ILLINOIS 60606
                                (312) 906-3600
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                ---------------

                            THOMAS A. MONSON, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                               UNITED USN, INC.
                      10 SOUTH RIVERSIDE PLAZA, SUITE 401
                            CHICAGO, ILLINOIS 60606
                                (312) 906-3600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                   COPY TO:
                             GARY P. CULLEN, ESQ.
                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                (312) 407-0700

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO PUBLIC:
As soon as practicable after the effective date of this Registration
Statement.

                                ---------------

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's Certificate of Incorporation and By-laws provide that the Registrant shall indemnify its directors and such officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Section 145 of the DGCL. The Registrant has entered into indemnification agreements with its directors and certain of its officers, employees and agents, which provide that the Registrant shall indemnify such parties pursuant to Section 145 of the DGCL.

  Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Certificate of Incorporation and By-laws include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  3.1*   Amended and Restated Certificate of Incorporation of the Registrant.
  3.2*   Certificate of Designations, Powers, Rights and Preferences of 9%
         Cumulative Convertible Pay-In-Kind Preferred Stock (the "9% Preferred
         Stock") of the Registrant.
  3.3*   Bylaws of the Registrant.
  4.1*   Indenture, dated as of September 30, 1996, by and between the
         Registrant and Harris Trust and Savings Bank, as Trustee, for the
         Registrant's 14% Senior Discount Notes due 2003 (the "Senior Note
         Indenture").
  4.2*   Form of the Registrant's 14% Series B Senior Discount Notes due 2003.
  4.3*   Registration Rights Agreement dated as of September 30, 1996, by and among the Registrant and the Initial Purchasers named therein.
  4.4*   Warrant Agreement, dated as of September 30, 1996, by and between the
         Registrant and Harris Trust and Savings Bank, as Warrant Agent.
  5.1*   Legal Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
 10.1*   Indenture, dated as of September 30, 1996, by and between the
         Registrant and Harris Trust and Savings Bank, as Trustee, for the
         Registrant's 9% Convertible Subordinated Discount Notes due 2004.
 10.2*   Employment Agreement, dated as of July 18, 1996, by and between the
         Registrant and J. Thomas Elliott.
 10.3*   Employment Agreement, dated as of July 18, 1996, by and between the
         Registrant and Ronald W. Gavillet.

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------
  10.4*    Form of Employment Agreement between the Registrant and
           certain officers of the Registrant.
  10.5*    1994 Stock Option Plan of the Registrant.
  10.6*    Form of Indemnification Agreement between the Registrant and certain directors and officers of the Registrant.
  10.7*    Consulting Agreement, dated January 24, 1995, by and between the Registrant and Eugene A. Sekulow.
  10.8*    Promissory Note, dated December 15, 1995, between the
           Registrant and J. Thomas Elliott.
  10.9*    Purchase Agreement, dated as of September 25, 1996, by and among the Registrant and the purchasers named therein,
           relating to the 9% Preferred Stock.
  10.10*   Purchase Agreement, dated as of April 20, 1994, by and among the Registrant, CIBC Wood Gundy Ventures, Inc. ("CIBC") and
           Chemical Venture Capital Associates ("Chemical").
  10.11*   Stockholders Agreement, dated as of April 20, 1994, by and among the Registrant, CIBC, Chemical and the stockholders of the Registrant listed on a schedule attached thereto (the
           "Stockholders").
  10.12*   Registration Rights Agreement, dated as of April 20, 1994, by and among the Registrant, CIBC and Chemical.
  10.13*   First Amendment to Purchase Agreement, dated as of June 10,
           1994, by and among the Registrant, CIBC, Chemical and Hancock
           Venture Partners IV--Direct Fund, L.P. ("Hancock," and
           together with CIBC and Chemical, the "Initial Investors").
  10.14*   First Amendment to Stockholders Agreement, dated as of June
           10, 1994, by and among the Registrant, the Initial Investors and the Stockholders.
  10.15*   First Amendment to Registration Rights Agreement, dated as of
           June 10, 1994, by and among the Registrant and the Initial
           Investors.
  10.16*   Third Amendment to Purchase Agreement, dated as of November 1,
           1994, by and among the Registrant and the Initial Investors.
  10.17*   Asset Purchase Agreement, dated as of June 13, 1995, by and among United Telemanagement Services, Inc. ("UTS"), Quest
           United, Inc. ("Quest United"), Quest America Management, Inc.
           ("QAM"), Edward H. Lavin, Jr. ("Lavin"), J. Thomas Elliott
           ("Elliott") and Quest America, LP ("Quest").
  10.18*   Fourth Amendment to Purchase Agreement, dated as of June 22,
           1995, by and among the Registrant and the Initial Investors.
  10.19*   Purchase Agreement, dated as of June 22, 1995, by and among the Registrant, CIBC, Chemical, Hancock, BT Capital Partners,
           Inc., Northwood Capital Partners LLC and Northwood Ventures
           (collectively, the "Investors").
  10.20*   Amended and Restated Stockholders Agreement, dated as of June
           22, 1995, by and among the Registrant and the Investors.
  10.21*   Amended and Restated Registration Agreement, dated as of June
           22, 1995, by and among the Registrant and the Investors.
  10.22*   First Amendment to Purchase Agreement, dated as of July 21,
           1995, by and among the Registrant, the Investors and
           Enterprises & Transcommunications, L.P. (collectively, the
           "Original Purchasers").
  10.23*   Amended and Restated Stockholders Agreement, dated as of July
           21, 1995, by and among the Registrant, the Original Purchasers and the Stockholders.

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------
 10.24*    Amendment No. 1 to Asset Purchase Agreement, dated as of
           October 27, 1995, by and among UTS, Quest United, QAM, Lavin,
           Elliott, and Quest.
 10.25*    Second Amendment to Purchase Agreement, dated as of March 5,
           1996, by and among the Registrant and the Original Purchasers.
 10.26*    Resale Local Exchange Service Agreement, dated July 8, 1996, by and between New York Telephone Company and UTS.
 10.27*    Resale Local Exchange Service Confirmation of Service Order,
           dated October 31, 1995, by and between the Registrant and
           Ameritech Information Industry Services ("Ameritech") on
           behalf of Illinois Bell Telephone Company.
 10.28*    Agreement for Resale Services, dated as of April 26, 1996, by and between the Registrant and Ameritech on behalf of
           Ameritech Michigan.
 10.29*    Local Exchange Telecommunications Services Resale Agreement,
           dated May 21, 1996, by and between the Registrant and
           Ameritech on behalf of The Ohio Bell Telephone Company.
 12.1*     Computation of Earnings to Fixed Charges.
 21.1*     Subsidiaries of the Registrant.
 23.1*     Consent of Deloitte & Touche LLP.
 23.2*     Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
           (included in its opinion filed as Exhibit 5.1 hereto).
 24.1*     Powers of Attorney.
 25.1*     Statement of Eligibility and Qualification on form T-1 under the Trust Indenture Act of 1939 of Harris Trust and Savings
           Bank, as Trustee under the Senior Note Indenture.
 99.1*     Form of Letter of Transmittal.
 99.2*     Form of Notice of Guaranteed Delivery.
 99.3*     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees.
 99.4*     Form of Letter to Clients.
 99.5*     Guidelines for Certification of Taxpayer Identification Number
           on Form W-9.

--------
+Filed herewith.

*Previously filed as an Exhibit to this Registration Statement on Form S-4 (File No. 333-16265).

  (b) Financial Data Schedules

  [None.]

  [All schedules are omitted because the required information is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto.]

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby further undertakes:

    (4) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 28, 1997.

                                          UNITED USN, INC.

                                                  /s/ J. Thomas Elliott
                                          By: _________________________________
                                                      J. Thomas Elliott
                                                President and Chief Executive
                                                           Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON THE DATES AND IN THE CAPACITIES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
     /s/ J. Thomas Elliott           President, Chief Executive     January 28, 1997
____________________________________   Officer and Director
         J. Thomas Elliott             (Principal Executive
                                       Officer)

         Richard J. Brekka*          Chairman of the Board          January 28, 1997
____________________________________
         Richard J. Brekka

      Donald J. Hofmann, Jr.*        Director                       January 28, 1997
____________________________________
       Donald J. Hofmann, Jr.

         Paul S. Lattanzio*          Director                       January 28, 1997
____________________________________
         Paul S. Lattanzio

        William P. Glasgow*          Director                       January 28, 1997
____________________________________
         William P. Glasgow

        William A. Johnston*         Director                       January 28, 1997
____________________________________
        William A. Johnston

         Eugene A. Sekulow*          Director                       January 28, 1997
____________________________________
         Eugene A. Sekulow

      /s/ Gerald J. Sweas            Executive Vice President and   January 28, 1997
____________________________________   Chief Financial Officer
          Gerald J. Sweas              (Principal Financial
                                       Officer and Principal
                                       Accounting Officer)

   /s/ J. Thomas Elliott

                                                                    January 28, 1997

*By____________________________
       Attorney-in-fact

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